Exhibit 99.1

Contact:	Jim Sheehan	Martha Schaefer
	SeaChange PR	SeaChange IR
	1-978-897-0100 x3064	1-978-897-0100 x3030
	jim.sheehan@schange.com	martha.schaefer@schange.com

SEACHANGE INTERNATIONAL SELLS OWNERSHIP

SHARE IN CASA SYSTEMS

Digital Television Leader Capitalizes on Five-Year Ownership Stake

in Rising CMTS Leader; Increases Cash Position by $30 Million

ACTON, MASS. (April 27, 2010) – SeaChange International, Inc. (NASDAQ: SEAC), a leading provider of software and hardware solutions for video-on-demand (VOD) television, today completed the sale of its ownership stake in Casa Systems, Inc. for gross proceeds of $34.1 million. SeaChange expects to generate net after-tax proceeds of $30 million on its investment of $8.9 million in Casa Systems. SeaChange also expects to record a pre-tax gain of $25.2 million in its fiscal first quarter related to the completion of this transaction.

SeaChange initially purchased an equity stake in Casa Systems in July 2005 for $8.2 million, paid in cash and the cancellation of promissory notes previously issued to Casa in 2005. In June 2009, SeaChange invested an additional $654,000 in Casa Systems. SeaChange’s sale of its equity interest in Casa was executed as a stock repurchase by Casa.

Commenting on the sale, Bill Styslinger, SeaChange CEO and Chairman, said, “We invested in Casa five years ago to help accelerate the development of cost-effective, marketable solutions that enable IP streaming over cable. IP streaming is essential for SeaChange to deliver advanced IP-based television software applications. Now that IPTV is a reality, it is the right time for us to sell our shares of Casa so we can allocate all of our resources to help grow our core business. It has been a pleasure to work with Casa and to see our mutual vision of DOCSIS 3.0 and IP streaming come to fruition. We look forward to continuing to work together in the future.”

Styslinger continued, “The sale of SeaChange’s stake in Casa represents one of several strategic actions that the Company is taking to improve its liquidity position and deepen its focus on software. SeaChange and Casa will remain close technology and business partners after the transaction and intend to continue collaborating on future projects.”

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SeaChange Sells Casa Systems Stake/Page 2

Casa Systems is a privately held company in Andover, Mass. offering network edge devices targeting the growing interactive digital video and broadband IP services market opportunity. With an eye toward creating gains in its VOD business, SeaChange developed its Casa partnership to speed the feasibility of IP-based streaming and to fully leverage Casa’s leadership in DOCSIS 3.0 development. Casa achieved a range of strategic milestones over the course of SeaChange’s involvement, including the first DOCSIS 3.0 gold level certification of Casa CMTS from CableLabs®, as well as Cable Modem Termination Systems (CMTS) deployments with Multiple Systems Operators worldwide, notably UPC Broadband.

Blackstone Advisory Partners L.P. acted as the exclusive financial advisor to SeaChange in today’s transaction.

About SeaChange International

SeaChange International is a leading provider of software applications, services and integrated solutions for video-on-demand (VOD), digital advertising, and content acquisition monetization and management. Its powerful open VOD and advertising software and scalable hardware enable cable and telco operators, as well as broadcasters, to provide new on-demand services and to gain greater efficiencies in advertising and content delivery. With its Emmy Award-winning and patented technology, thousands of SeaChange deployments are helping broadband, broadcast and satellite television companies to streamline operations, expand services and increase revenues. Headquartered in Acton, Massachusetts, SeaChange has product development, support and sales offices around the world. Visit www.schange.com.

Safe Harbor Provision

Statements in this release may contain certain forward-looking statements. All statements included in this release concerning activities, events or developments that SeaChange expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements. Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by SeaChange from time to time with the Securities and Exchange Commission, including but not limited to, those appearing at Item 1A under the caption “Risk Factors” in SeaChange’s Annual Report on Form 10-K filed with the Commission on April 9, 2010. Any forward-looking statements should be considered in light of those factors. SeaChange cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. SeaChange disclaims any obligation to publicly update or revise any such statements to reflect any change in SeaChange’s expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

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